UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

April 6, 2011

HPC POS SYSTEM, CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-149188	26-0857573
Commission File Number	IRS Employer Identification No.

6409 Lake Meadow Drive Burke, VA	22015
(Address of Principal Executive Offices)	Zip Code

(703) 283-9736
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     .. Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .. Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .. Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .. Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In April 2011, HPC POS System Corp. ( the “Company”) entered into two separate consulting agreements (the “Agreements”), one with Joel Stohlman (“Stohlman”) and the second with Ricardo A. Richardson (“Richardson”).

The Agreement with Stohlman provides that his consulting services will include advising management in the following area:

•

Marketing, Promotions, Trade shows development and

•

Consulting and public relation services on an as needed basis.

The Agreement with Richardson provides that the consulting services will include advising management in the following areas:

•

Securing financing of Purchase Orders;

•

Marketing and market expansion;

•

Developing markets for new product testing;

•

Securing financing for operations; and

•

Developing website, e-commerce and online presence.

Each Agreement is perpetual unless otherwise terminated by the Company, in its sole discretion, upon three months written notice with the consultant receiving compensation during such three month period and being required to provide services until the termination date. The Stohlman Agreement provides for compensation of $5,000 per month while the Richardson Agreement provides for compensation of $10,000 per month. Each Agreement requires the Company to reimburse the consultant for reasonable out-of-pocket expenses.

The Agreements have standard clauses as relates to (among other things) Non-Circumvention, Limitation of Liability, Indemnification and Survival of Terms.

Messrs. Stohlman and Richardson are both minority stockholders in the Company, each owning approximately 4.3% of all outstanding shares of the Company.

Copies of each of the consultant agreements are included herein as Exhibits 10.4 and 10.5.

ITEM 9.01 - EXHIBITS

Exhibit No.

Description

10.4

Consulting Agreement with Joel Stohlman

10.5

Consulting Agreement with Ricardo A. Richardson

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPC POS SYSTEM, CORP.

Registrant

/s/ Melvin W. Coles

By: Melvin W. Coles

Its: President

Dated: April 19, 2011

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